PDH

PATRICK D. HEYN, CPA, P.A.

November 2, 2015

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C.20549

Ladies & Gentlemen:

I have read the disclosures on the Form 8-K report of Mind Solutions, Inc. dated November 2, 2015 and I am in agreement with the statements contained therein, as they pertain to our engagement and that the previously issued financial statements for the years ended December 31, 2014 and 2013 should not be relied upon.

Very truly yours,

Patrick D. Heyn, CPA, P. A.

1A Atrium Circle • Atlantis, Florida 33462 • 561.289.6416 • Fax 561.649.8181 • www.pdheyncpa.com